EXHIBIT (a)(5)(iv)

EXHIBIT (a)(5)(iv)
INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Schedule TO Issuer Tender Offer Statement in Amendment No. 1 to this Registration Statement No. 333-90189 of our report dated October 19, 1999 appearing in the Annual Report of Merrill Lynch Senior Floating Rate Fund II, Inc. for the period March 26, 1999 (commencement of operations) to August 31, 1999.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
October 31, 2000